UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9931 Franklin Avenue Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 9, 2008, Rubicon Technology, Inc. (the “Company”) issued a press release announcing that Peregrine Semiconductor Corporation (“Peregrine”), one of its customers, has informed the Company that it will not take any additional shipments until further notice due to declining demand for its products.

The Company previously announced on September 15, 2008 that it had entered into the First Amendment to 6” Supply Agreement (the “Amendment”) with Peregrine, which amended the Supply Agreement dated as of March 26, 2007 by and between the Company and Peregrine. Under the terms of the Amendment, effective August 22, 2008, the Company agreed to reduce the volume of wafer shipments to Peregrine from August 2008 through December 2008. The Amendment further provided that the volume of wafers not shipped in 2008 would be shipped in early 2009.

The Company is in the process of evaluating all of its options related to Peregrine’s contract obligations and is examining the potential impact of this development to its operations.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated October 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: October 10, 2008	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 9, 2008.